Exhibit 99.1
BANK OF AMERICA, N.A.,
as Administrative Agent
100 Federal Street
Boston, MA 02110
April 1, 2009
VIA FEDEX AND BY FACSIMILE AND E-MAIL
Regent Communications, Inc.
Regent Broadcasting, LLC
100 East River Center Boulevard
9th Floor
Covington, KY 41011

Attention:	Anthony A. Vasconcellos,
Executive Vice President and Chief Financial Officer

Re:	Notice of Default
Reservation of Rights
Senior Secured Credit Facilities
Ladies and Gentlemen:
     Reference is made to the Credit Agreement, dated as of November 21, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among: (a) Regent Broadcasting, LLC, a Delaware limited liability company (hereinafter, together with its successors in title and assigns, called, the “Borrower”); (b) Regent Communications, Inc., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the “Parent Company”); (c) the several financial institutions from time to time party to the Credit Agreement as lenders thereunder (collectively, “Lenders”); and (d) Bank of America, N.A., as the administrative agent for the Lenders and other Secured Parties (hereinafter, together with its successors in title and assigns, called the “Administrative Agent”). All of the words and expressions used herein which are not defined herein, but which are defined in or by reference in the Credit Agreement, shall have the same respective meanings herein as the meanings specified in the Credit Agreement.
     The principal purpose of this letter is to give you formal written notice of the occurrence and continuation of a Default under the Credit Agreement and expressly to reserve the rights and remedies of the Lenders and other Secured Parties under the Loan Documents as a consequence of the occurrence and continuation of such Default.
     1. Background. The Principal Companies are required, by the terms of Section 7.1(a) of the Credit Agreement, to deliver to the Administrative Agent, not later than ninety (90) days after the end of the Fiscal Year ended December 31, 2008 (the “2008 Fiscal Year”), the audited financial statements of the Parent Company and its consolidated Subsidiaries as at the end of and for the 2008 Fiscal Year, such audited financial statements to be accompanied by the opinion of the Independent Public Accountant, and such opinion to be issued without Impermissible Qualification. The Administrative Agent has not received from the Principal Companies, for the 2008 Fiscal Year, audited financial statements of the Parent Company and its consolidated Subsidiaries that comply with the terms of Section 7.1(a) of the Credit Agreement.

Regent Communications, Inc.
Regent Broadcasting, LLC
April 1, 2009

As a consequence of the failure of the Principal Companies to deliver such audited financial statements to the Administrative Agent by March 31, 2009 (i.e., not later than ninety (90) days after the end of the 2008 Fiscal Year), a Default of the kind described in Section 9.1.3 of the Credit Agreement occurred on and as of April 1, 2009 (“Specified Default”). The Specified Default has not been waived or remedied and is continuing under the Credit Agreement.
     2. Event of Default. For purposes of Section 9.1.3 of the Credit Agreement, this letter is intended to be a written notice to the Parent Company and the Borrower of the occurrence and continuation of the Specified Default. If the Specified Default continues unremedied for more than thirty (30) days after this letter is given to you, then the Specified Default will become and be an Event of Default under Section 9.1.3 of this Credit Agreement.
     3. No Waiver of Conditions Precedent; etc. The conditions precedent to the making of any additional Credit Extensions are set forth in Section 5.3 of the Credit Agreement. Under Section 5.3.1, none of the Lenders or the Issuing Lender is obligated to honor any Borrowing Request or to make any further Credit Extensions unless and until the Specified Default is remedied in accordance with the terms of the Credit Agreement. The conditions precedent in Section 5.3.1 have not been waived, and no additional Credit Extensions will be made under the Credit Agreement so long as the Specified Default or any other Default is continuing.
     4. Reservation of Rights. Finally, on behalf of the Lenders and other Secured Parties, we hereby expressly reserve all of the continuing rights and remedies of the Secured Parties under the Loan Documents and with respect to the Collateral and under Applicable Law as a result of the occurrence and continuation of any Event of Default.
     Should you have any questions regarding any of the foregoing, please contact us.

Very truly yours,

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Name:
Title: